UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2018

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 30, 2018, the Annual Meeting of Hibbett Sports, Inc. (Company) was held.  The following proposals were submitted by the Board of Directors to a vote of stockholders of the Company and the final results of the voting on each proposal are presented below.

Proposal Number 1 – Election of Directors

Each of the following three Directors was nominated to serve as a Class I Director for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2021 or until his or her successor is elected and qualified.  The three Directors were elected as Directors of the Company, as represented by the votes below:

Nominee	For	Withheld	Broker Non-Votes
Jane F. Aggers	14,656,789	294,430	1,693,467
Terrance G. Finley	14,404,857	546,362	1,693,467
Jeffry O. Rosenthal	14,774,887	176,332	1,693,467

Proposal Number 2 – Selection of Independent Registered Public Accounting Firm

The stockholders were asked to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2019 ending February 2, 2019.  The appointment was ratified by a majority of votes cast, as indicated below:

For	Against	Abstain	Broker Non-Votes
16,340,501	237,470	66,715	--

Proposal Number 3 – Advisory Vote on Executive Compensation

The stockholders had the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.  The voters approved the executive compensation by a majority of votes cast, as indicated below:

For	Against	Abstain	Broker Non-Votes
14,548,953	309,530	92,736	1,693,467

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ Scott J. Bowman
Scott J. Bowman
June 1, 2018		Senior Vice President and Chief Financial Officer